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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 24, 2023, with respect to the consolidated financial statements of Life Storage, Inc. and Life Storage LP incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Extra Space Storage Inc. and Life Storage, Inc. for the registration of Extra Space Storage Inc.’s common stock.

/s/ Ernst & Young LLP

Buffalo, New York

June 2, 2023